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                                                                    EXHIBIT 10.5








                                   iSKY, INC.


                          SECURITIES PURCHASE AGREEMENT


                                 MARCH 16, 2000


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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made on the 16th day of March, 2000, by and among iSKY, Inc., a Delaware corporation (the "Company"), and EchoStar Communication Corporation, a Nevada corporation ("EchoStar").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Units.

         1.1 Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, in consideration of entering into this Agreement and the other agreements contemplated herein, EchoStar agrees to purchase at the Closing and the Company agrees to sell and issue to EchoStar at the Closing for $50.0 million (the "Purchase Price") 14,285,714 Units, each Unit consisting of
(a) 1 share of the Company's Series D Nonvoting Preferred Stock (the "Series D Shares"), and (b) a warrant, in the form of Exhibit A, to purchase .42 shares of the Company's Series F Preferred Stock (the "Warrant"). The term Units as used herein shall mean the Unit as a whole or any part thereof and any underlying securities, as appropriate.

         1.2 Closing.

         (a) The purchase and sale of the Units to EchoStar shall take place at the offices of the Company, 9137 East Mineral Circle, Suite 140, Englewood, Colorado 80112, at 10:00 A.M., on March 20, 2000 or at such other time and place as the Company and EchoStar mutually agree upon orally or in writing (which time and place are designated as the "Closing").

         (b) At the Closing, the Company shall deliver to EchoStar the Warrant and a certificate representing the Series D Shares against payment of the Purchase Price therefor by wire transfer.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to EchoStar that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to EchoStar on or before Closing and to be attached hereto as Schedule A, which exceptions shall be deemed to be representations and warranties as if made hereunder, without giving effect to the transactions contemplated hereby:

         2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has provided EchoStar a certified copy of the Company's Certificate of Incorporation (the "Certificate"), including all amendments thereto, as in effect on the date hereof.

         2.2 Capitalization and Voting Rights. The authorized capital of the Company consists of:

         (a) Preferred Stock. 135,494,557 shares of Preferred Stock, par value $.001 (the "Preferred Stock"), of which (i) 109,499,831 shares have been designated Series A Preferred





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Stock (the "Series A Preferred Stock"), of which 96,307,972 shares are issued and outstanding, (ii) 2,406,995 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), of which 2,187,357 shares are issued and outstanding, (iii) 23,587,731 shares have been designated Series C Preferred Stock (the "Series C Preferred Stock" and together with the Series A and Series B Preferred Stock, the "Preferred Stock") of which 6,123,986 shares are issued and outstanding. The rights, privileges and preferences of the Preferred Stock will be as stated in the Certificate.

         (b) Common Stock. 150,060,169 shares of common stock, par value $.001 ("Common Stock"), of which no shares are issued and outstanding.

         (c) Schedule B hereto identifies each holder of Preferred Stock and the number and series of such shares owned immediately prior to the Closing.

         (d) The outstanding shares of Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

         (e) Except for (i) the conversion privileges of the Preferred Stock,
(ii) the right of EchoStar to acquire shares of Series F Preferred Stock or Common Stock pursuant to the Warrant and the warrant issued to EchoStar pursuant to the Marketing, Joint Box Production and Warrants Agreement, (iii) the rights provided in Section 4 of the Amended and Restated Investor Rights Agreement dated as of October 19, 1999, as amended by the First Amendment to Amended and Restated Investor Rights Agreement (the "First Amendment") effective as of the date of Closing among the Company, EchoStar and the Investors signatory thereto (as amended, the "Investor Rights Agreement"), (iv) currently outstanding rights to obtain warrants to purchase 3,636,364 shares of Series C Preferred Stock, (v) currently outstanding rights to obtain 514,286 shares of Series C Preferred Stock, and (vi) currently outstanding options for 1,221,459 shares of Common Stock and 10,921,881 shares of Preferred Stock granted pursuant to the Company's Stock Option Plans (the "Option Plans"), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

         2.3 Subsidiaries.

         (a) The Schedule of Exceptions sets forth (i) the name of each corporation, partnership, limited liability company or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors, or managers and members, of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.



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         (b) Each Subsidiary is duly organized, validly existing and in good standing under the laws of its state of organization. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has provided EchoStar with a certified copy of the charter documents of each Subsidiary, including all amendments thereto, as in effect on the date hereof.

         (c) The Company owns 100% of the outstanding equity interests of each of KaSTAR 109.2 Acquisition, LLC, a Colorado limited liability company and KaSTAR 73 Acquisition, LLC, a Colorado limited liability company.

         2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investor Rights Agreement, that certain Third Amended and Restated Voting Agreement in the form of Exhibit B hereto and dated as of the date hereof among the Company, EchoStar and the parties identified in the first paragraph thereof (the "Voting Agreement"), the performance of all obligations of the Company hereunder and thereunder, and the authorization (or reservation for issuance), sale and issuance of the Series D Shares and the Warrant being sold hereunder and the underlying securities has been taken or will be taken prior to the Closing. This Agreement, the Investor Rights Agreement and the Voting Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

         2.5 Valid Issuance of the Securities. The Series D Shares, the Warrant, the shares of Series E Preferred Stock issuable upon conversion of the Series D Shares (the "Series E Shares"), the shares of Series F Preferred Stock issuable upon exercise of the Warrant (the "Series F Warrant Shares") and the Common Stock issuable upon conversion of the Series E Shares and Series F Warrants Shares, when issued, sold and delivered in accordance with the terms of this Agreement, the Preferred Stock and the Warrant for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Warrant and the Investor Rights Agreement and under applicable state and federal securities laws. Each of the Series E Shares, the Series F Warrant Shares and the Common Stock issuable upon conversion of the Series E Shares and the Series F Warrant Shares has been, or at the Closing will be, duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate and the Warrant, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Warrant, the Investor Rights Agreement and under applicable state and federal securities laws.

         2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority on the part of the Company or any Subsidiary is required in



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connection with the consummation of the transactions contemplated by this
Agreement, except for filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

         2.7 Offering. Subject to the truth and accuracy of EchoStar's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of federal or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

         2.8 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company or any Subsidiary that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company or any Subsidiary, financially or otherwise, or any change in the current equity ownership of the Company or any Subsidiary (other than governmental proceedings affecting the satellite industry in general). Except for the Company's FCC authorizations and other orders of the FCC, all of which are generally publicly available (and all of the material provisions of which are publicly available), neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no FCC rule, regulation or order currently in effect that, to the Company's knowledge, would result in or require a material adverse change in the business or operations of the Company. There is no action, suit, proceeding or investigation initiated by the Company or any Subsidiary currently pending or that the Company or any Subsidiary intends to initiate.

         2.9 Proprietary Information Agreements. Each employee, officer and consultant of the Company (other than outside counsel and accountants to the Company) or any Subsidiary has executed a Proprietary Information and Inventions Agreement, copies of which have been provided to EchoStar. Neither the Company nor any Subsidiary, after reasonable investigation, is aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its reasonable efforts to prevent any such violation.

         2.10 Patents and Trademarks. To its knowledge, the Company and each Subsidiary possesses all patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights (collectively, the "Intellectual Property") necessary for its business without any conflict with or infringement of the valid rights of others and the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received any notice of infringement upon or conflict with the asserted rights of others. The Company and each Subsidiary has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information") for the development, manufacture and sale of its products. To its knowledge, the Company and each Subsidiary has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have




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independently developed trade secrets or technical information similar or identical to those of the Company or any Subsidiary. Neither the Company nor any Subsidiary is aware of any such independent development nor of any misappropriation of its Proprietary Information. Neither the Company nor any Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any Subsidiary or that would conflict with the Company's or any Subsidiary's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its or any of its Subsidiary's employees (or people it currently intends to hire) made prior to their employment by the Company or any Subsidiary.

         2.11 Compliance with Other Instruments. Neither the Company nor any Subsidiary is in violation in any material respect of any provision of its Certificate or Bylaws, or Articles of Organization or Operating Agreement, as the case may be, nor, to its knowledge, in any material respect of any instrument, judgment, order, writ, decree, authorization, license or contract, statute, rule or regulation to which the Company or any Subsidiary is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company or any Subsidiary. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company or any Subsidiary, or its business or operations or any of its assets or properties.

         2.12 Agreements; Action.

         (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors, affiliates or any affiliate thereof.

         (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or any Subsidiary is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company or any Subsidiary, in excess of $50,000, other than obligations of, or payments to, the Company or any Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Subsidiary, (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or any Subsidiary's products or services, or (iv) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights, other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

         (c) Neither the Company nor any Subsidiary has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock



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or other equity interests, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

         (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         (e) Neither the Company nor any Subsidiary has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company or any Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any Subsidiary or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Subsidiary is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any Subsidiary.

         (f) All of the contracts, agreements and instruments set forth on the Schedule of Exceptions pursuant to this Section 2.12 are valid, binding and enforceable in accordance with their respective terms. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument and the Company does not have any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any contract, agreement or instrument. The Company has no knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment.

         (g) EchoStar has received or had the opportunity to receive upon request a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements that are referred to on the Schedule of Exceptions pursuant to this Section 2.12, together with all amendments, waivers or other changes thereto.

         2.13 Related-Party Transactions. No employee, officer or director of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company or any Subsidiary, nor is the Company or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any firm or corporation that competes with the Company or any





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Subsidiary, except that employees, officers or directors of the Company or any
Subsidiary and members of their immediate families may own stock in publicly traded companies (not individually exceeding 5% of the outstanding stock of any such company) that may compete with the Company. No member of the immediate family of any officer or director of the Company or any Subsidiary is directly or indirectly interested in any material contract with the Company or any Subsidiary.

         2.14 Financial Statements. The Company has delivered to EchoStar its unaudited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1999 and for the fiscal year then ended, and its unaudited financial statements (balance sheet and statement of operations) as, at and for the one (1) month period ended January 31, 2000 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company and any Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any Subsidiary has any material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any Subsidiary. Except as disclosed in the Financial Statements, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.15 Changes. Other than as contemplated hereby, since January 31, 2000 there has not been:

         (a) any change in the assets, liabilities, financial condition or operating results of the Company or any Subsidiary from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company or any Subsidiary;

         (c) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

         (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that






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is not material to the assets, properties, financial condition, operating results or business of the Company or any Subsidiary;

         (e) any material change or amendment to a material contract or arrangement by which the Company or any Subsidiary or any of its assets or properties is bound or subject;

         (f) any material change in any compensation arrangement or agreement with any employee; or

         (g) any agreement or commitment by the Company or any Subsidiary to do any of the things described in this Section 2.15.

         2.16 Tax Returns. The Company and each Subsidiary have timely filed all tax returns (federal, state and local) required to be filed by it and all Taxes (as defined below), assessments or other governmental charges imposed upon the Company or any Subsidiary, or upon any of the assets, income or franchises of the Company or any Subsidiary, have been timely paid or, if not yet payable, are adequately accrued on the Company's books and records. Neither the Company nor any Subsidiary has been advised that any of its returns have been or are being audited. "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or addition to Tax or additional amounts with respect to the foregoing.

         2.17 Permits. The Company and each Subsidiary has all franchises, permits, licenses, certifications, authorizations and any similar authority (including, without limitation, all authorizations from the FCC) necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties or financial condition of the Company or any Subsidiary (other than additional authorizations described in the order granting the Company's FCC authorizations and that are the subject of pending rule-making proceedings affecting the satellite industry in general). Neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, permits, licenses, certifications, authorizations or other similar authority. The Company and each Subsidiary has timely filed all reports, tariffs and other documents required to be filed with the FCC as a condition of the Company's authorization to construct, launch and operate geostationary Ka-band satellites, and the FCC has not established for the Company or any Subsidiary an implementation milestone schedule concerning the construction, launch or operation of the Company's proposed satellites or other condition or requirement of such authorization. There is no FCC rule or contractual provision by which the Company is bound, compliance with which is required as of the date hereof, that materially jeopardizes the Company's planned launch for the Company's proposed satellites.

         2.18 Environmental and Safety Laws. To its knowledge, neither the Company nor any Subsidiary is in violation of any applicable statute, law or regulation relating to the environment




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or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.19 Disclosure. The Company has fully provided EchoStar with all the information that it has requested for deciding whether to purchase the Units and all information that the Company believes is reasonably necessary to enable EchoStar to make such decision. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

         2.20 Modification of FCC Authorization. No modification or amendment of, or other change in, the Company's FCC authorization is necessary for the Company to provide the communications services it currently intends to provide. The absence of any modification or amendment of, or other change in, the Company's FCC authorization will not result in or require a material adverse change in the business or operations of the Company.

         2.21 Registration Rights. Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

         2.22 Corporate Documents; Minute Books. The Certificate and Bylaws of the Company, and the Articles of Organization and Operating Agreement of each Subsidiary, are in the form previously provided to EchoStar. The minute books of the Company provided to EchoStar contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects, and the records of each Subsidiary provided to EchoStar contain a complete summary of all meetings of any managers and members since the time of organization and reflect all transactions referred to in such records accurately in all material respects.

         2.23 Title to Property and Assets. The property and assets of the Company and each Subsidiary are owned by the Company or the Subsidiary, as the case may be, free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements, (ii) for statutory liens for the payment of current taxes that are not yet delinquent, (iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's or any Subsidiary's ownership or use of such property or assets and (iv) that the authorizations granted by the FCC to the Company to construct, launch and operate Ka-band geostationary satellites at 109.2 W.L. and 73 W.L. do not confer upon the Company any property rights in such orbital locations or spectrum frequencies but do grant the Company authority to use such orbital locations to the full extent granted by the authorizations. With respect to the property and assets it leases, the Company and each Subsidiary is in material compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iii).




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         2.24 Insurance. The Company has fire and casualty insurance policies with such coverages in amounts (subject to reasonable deductibles) customary for companies similarly situated.

         2.25 Employee Benefit Plans. Neither the Company nor any Subsidiary has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         2.26 Labor Agreements and Actions. Neither the Company nor any Subsidiary is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any Subsidiary pending, or to the Company's knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results or business of the Company or any Subsidiary, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any Subsidiary, nor does the Company or any Subsidiary have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company or any Subsidiary is terminable at the will of the Company or the Subsidiary, as the case may be. Neither the Company nor any Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company and each Subsidiary has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         2.27 Eligibility to Hold Preferred Stock. The Company is not aware of any fact which, upon consummation of the transactions contemplated hereby, would: (a) make any of its current stockholders ineligible or unqualified to hold shares of the Company's Preferred Stock under any material statute, law, rule, regulation, instrument, order, judgment, writ, decree or contract, including but not limited to the Communications Act of 1934, as amended, and the rules and regulations of the FCC; or (b) render the Company ineligible or unqualified to hold the authorizations granted to it by the FCC or, in the Company's reasonable judgment, jeopardize the Company's ability to hold such authorizations as a result of foreign ownership, criminal convictions or other ground for forfeiture, cancellation or revocation under the rules and regulations of the FCC or the imposition of a monetary forfeiture.

         3. Representations and Warranties of EchoStar. EchoStar hereby represents, warrants and covenants that:

         3.1 Authorization. EchoStar has full power and authority to enter into this Agreement, the Investor Rights Agreement and the Voting Agreement and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

         3.2 Purchase Entirely for Own Account. This Agreement is made with EchoStar in reliance upon EchoStar's representation to the Company, which by EchoStar's execution of this

Agreement EchoStar hereby confirms, that the Units to be received by and the Common Stock issuable upon conversion or exercise thereof will be acquired for investment for EchoStar's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that EchoStar has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, EchoStar further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Units.

         3.3 Disclosure of Information. EchoStar believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Units. EchoStar further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and the business, properties, prospects and financial condition of the Company. Except to the extent that EchoStar has actual knowledge that any representations or warranties of the Company are untrue, the foregoing does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of EchoStar to rely thereon.

         3.4 Investment Experience. EchoStar acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units. EchoStar also represents it has not been organized for the purpose of acquiring the Units.

         3.5 Accredited Investor. EchoStar is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         3.6 Restricted Securities. EchoStar understands that the Units it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Units may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Units or an available exemption from registration under the Act, the Units must be held indefinitely. In this connection, EchoStar represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation, the fact that it may not be able to sell the Units pursuant to Rule 144 unless current information about the Company is available to the public. Such information is not now available and the Company has no present plans to make such information available, provided however, that the Company shall use reasonable good faith efforts to make such information available once it is legally obligated to do so.

         3.7 Further Limitations on Disposition. EchoStar agrees to be bound by the limitations on disposition contained in the Investor Rights Agreement.

         3.8 Legends. It is understood that the certificates evidencing the Units may bear substantially the following legend in addition to any other reasonably required legends:

         "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         3.9 Tax Advisors. EchoStar has reviewed with its own tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. EchoStar is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

         3.10 Eligibility to Hold Preferred Stock. EchoStar is not aware of any fact which, upon consummation of the transactions contemplated hereby, would:
(a) make EchoStar ineligible or unqualified to hold the Units under any material statute, law, rule, regulation, instrument, order, judgment, writ, decree or contract, including but not limited to the Communications Act of 1934, as amended, and the rules and regulations of the FCC; or (b) render the Company ineligible or unqualified to hold the authorizations granted to it by the FCC or, in EchoStar's reasonable judgment, jeopardize the Company's ability to hold such authorizations as a result of foreign ownership, criminal convictions or other ground for forfeiture, cancellation, revocation under the rules and regulations of the FCC or the imposition of a monetary forfeiture.

         3.11 Right of First Offer. EchoStar acknowledges that certain shareholders of the Company have rights to acquire securities of the Company in connection with the transactions contemplated hereby ("Preemptive Securities"). EchoStar hereby agrees to vote all voting securities of the Company held by it, if any, in favor of any amendment to the Company's Certificate of Incorporation reasonably necessary in connection with the issuance of Preemptive Securities, if any.

         4. [Intentionally Omitted].

         5. Conditions to Closing.

         5.1 Conditions of EchoStar's Obligations: The obligations of EchoStar under subsection 1.1 of this Agreement are subject to the satisfaction by the Company or waiver by EchoStar on or before the Closing of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, including without limitation, delivery of the Units.

         (c) Compliance Certificate. An authorized officer of the Company shall deliver to EchoStar at the Closing a certificate stating that the conditions specified in Sections 5.1(a) and 5.1(b) have been fulfilled.

         (d) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto shall be reasonably satisfactory in form and substance to EchoStar, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

         (f) Proprietary Information. Each employee of and consultant (excluding outside counsel and auditors) to the Company shall have entered into a Proprietary Information and Inventions Agreement.

         (g) Opinion of Company Counsel. EchoStar shall have received from Brownstein Hyatt & Farber, P.C., counsel for the Company, an opinion, dated as of the Closing, in the form attached as Exhibit C.

         (h) Investor Rights Agreement. The First Amendment shall have executed by each party thereto (other than EchoStar) and delivered to EchoStar in substantially the form attached as Exhibit D.

         (i) Voting Agreement. The Voting Agreement shall have executed and delivered in substantially the form attached as Exhibit B.

         (j) Marketing, Joint Box Production and Warrants Agreement. The Company shall have executed and delivered the Marketing, Joint Box Production and Warrants Agreement in substantially the form attached as Exhibit E.

         5.2 Conditions of the Company's Obligations at Closing. The obligations of the Company to EchoStar under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by EchoStar:

         (a) Representations and Warranties. The representations and warranties of EchoStar contained in Section 3 shall be true in all material respects on and as of the Closing, with the same effect as though such representations and warranties had been made on and as of the Closing.

         (b) Payment of Purchase Price. EchoStar shall have delivered the Purchase Price specified in Section 1.1 hereof.

         (c) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of each of the Closing.

         (d) Investor Rights Agreement. EchoStar shall have executed and delivered the First Amendment in substantially the form attached as Exhibit D.

         (e) Voting Agreement. EchoStar shall have executed and delivered the Voting Agreement in substantially the form attached as Exhibit B.

         (f) Marketing, Joint Box Production and Warrants Agreement. EchoStar shall have executed and delivered the Marketing, Joint Box Production and Warrants Agreement in substantially the form attached as Exhibit E.

         6. Mandatory Redemption.

         (a) EchoStar, if it holds any Series D Shares after July 14, 2000, may require the Company to redeem all but not less than all of such Series D Shares at a redemption price per share (the "Redemption Value") equal to (i) $3.50 per share plus (ii) simple interest on the Purchase Price ($50.0 million) from the date of Closing to the Redemption Date (as defined below) at the rate of 9% per annum by delivering written notice of such election to the Company on or before August 14, 2000 (the "Redemption Notice"). Upon receipt of the Redemption Notice, the Company shall call such Series D Shares for redemption as of a date not later than 30 days after the date of the Redemption Notice (the "Redemption Date").

         (b) For each Series D Share which is to be redeemed hereunder, the Company, or its designee, shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Company's principal office of the certificate representing such share or transfer of such share to the Company's designee, as determined by the Company in its sole discretion) an amount in cash, via wire transfer, equal to the Redemption Value.

         7. Miscellaneous.

         7.1 Survival. The warranties, representations and covenants of the Company and EchoStar contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of EchoStar or the Company.

         7.2 Successors and Assigns. Except as expressly set forth herein, no party hereto shall assign any of its rights or obligations hereunder without the prior written consent of each other party hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Units). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado. In the event of a dispute hereunder, the parties agree that the Federal and state courts of Colorado shall be the exclusive forum for the resolution of such disputes.

         7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

         7.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. EchoStar agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which EchoStar or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless EchoStar from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         7.7 Expenses. Irrespective of whether the Closing is effected, each of the Company and EchoStar shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

         7.8 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and EchoStar.

         7.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.12 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            iSKY, INC.

                                            By: /s/ David M. Brown
                                                --------------------------------

                                            Its: Vice President
                                                --------------------------------

                                   Address: 9137 East Mineral Circle, Suite 140
                                            Englewood, CO 80112

                                            EchoStar Communication Corporation

                                            By: /s/ Charles E. Ergen
                                                --------------------------------

                                            Its: Chief Executive Officer
                                                --------------------------------

                                   Address: 5701 South Santa Fe Drive
                                            Littleton, CO 80120





                [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]




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